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                                                                   Exhibit 99.03

                        STATE AUTO FINANCIAL CORPORATION

                          EXCHANGE OF ALL OUTSTANDING
                          6 1/4% SENIOR NOTES DUE 2013
                                      FOR
                          6 1/4% SENIOR NOTES DUE 2013

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [          ,
2004], UNLESS EXTENDED (THE "EXPIRATION DATE"). NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To Our Clients:

     We are enclosing herewith a Prospectus dated [          , 2004], of State
Auto Financial Corporation and the accompanying letter of transmittal that together constitute the offer by State Auto Financial Corporation (the "Exchange Offer") to exchange its 6 1/4% Senior Notes due 2013 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for like principal amount of its issued and outstanding
6 1/4% Senior Notes due 2013 (the "Original Notes"), upon the terms and subject to the conditions set forth in the Exchange Offer.

     The Exchange Offer is not conditioned upon any minimum number of Original Notes being tendered.

     We are the holder of record of Original Notes held by us for your own account A tender of such Original Notes can be made only by us as the record holder and pursuant to your instructions. The letter of transmittal is furnished to you for your information only and cannot be used by you to tender Original Notes held by us for your account.

     We request instructions as to whether you wish to tender any or all of the Original Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may, on your behalf, make the representations contained in the letter of transmittal.

     Pursuant to the letter of transmittal, each holder of Original Notes will represent to State Auto Financial Corporation that:

          (i) any Exchange Notes that the holder will acquire in exchange for Original Notes will be acquired in the ordinary course of business of the holder;

          (ii) the holder has not engaged in, does not intend to engage in, and has no arrangement with any person to engage in, a distribution of any Exchange Notes issued to the holder; and

          (iii) the holder is not an "affiliate" (as defined in Rule 405 under the Securities Act) of State Auto Financial Corporation.

     If the holder is a broker-dealer (whether or not it is also an "affiliate") that will receive Exchange Notes for its own account in exchange for Original Notes, it will represent that the Original Notes were acquired as a result of market-making activities or other trading activities, and it will acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of those Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of those Exchange Notes, the broker-dealer is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     Please return your instructions to us in the enclosed envelope within ample time to permit us to submit a tender on your behalf prior to the Expiration Date.
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                INSTRUCTIONS TO BOOK ENTRY TRANSFER PARTICIPANT

To Participant of the DTC:

     The undersigned hereby acknowledges receipt of the Prospectus dated
[          , 2004] (the "Prospectus"), of State Auto Financial Corporation and
the accompanying letter of transmittal (the "Letter of Transmittal") that together constitute State Auto Financial Corporation's offer (the "Exchange Offer") to exchange its 6 1/4% Senior Notes due 2013 (the "Exchange Notes") for all of its outstanding 6 1/4% Senior Notes due 2013 (the "Original Notes"). Capitalized terms used herein have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.

     This will instruct you, the DTC participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Original Notes held by you for the account of the undersigned.

     The aggregate face amount of the Original Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

     $     of the 6 1/4% Senior Notes due 2013.

     With respect to the Exchange Offer, we hereby instruct you (check appropriate box):

     [ ] TO TENDER the following amount of Original Notes you hold for our account (Insert Principal Amount of Original Notes to be Tendered, if
          any) $     .

     [ ]  NOT TO TENDER any Original Notes you hold for our account.

     If we instruct you to tender the Original Notes held by you for our account, it is understood that you are authorized to make, on behalf of us (and, by signing below, we hereby make to you), the representations contained in the Letter of Transmittal that are to be made with respect to us as a beneficial owner, including, but not limited to, the representations, that:

          (i) any Exchange Notes that we will acquire in exchange for Original Notes will be acquired in the ordinary course of our business;

          (ii) we have not engaged in, do not intend to engage in, and have no arrangement with any person to engage in, a distribution of any Exchange Notes issued to us; and

          (iii) we are not an "affiliate" (as defined in Rule 405 under the Securities Act) of State Auto Financial Corporation.

     If we are a broker-dealer that will receive Exchange Notes for our own account in exchange for Original Notes, we represent that the Original Notes were acquired as a result of market-making activities or other trading activities, and we acknowledge that we will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of those Exchange Notes. By acknowledging that we will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of those Exchange Notes, we are not deemed to admit that we are an "underwriter" within the meaning of the Securities Act.

Name of beneficial owner(s):
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Signature(s):
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Name(s) (please print):
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Address:
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Telephone Number:
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Taxpayer Identification or Social Security Number:
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Date:
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